Exhibit 23.2

CALHOUN, BLAIR & ASSOCIATES

PETROLEUM CONSULTANTS

4625 GREENVILLE AVENUE, SUITE 102

DALLAS, TEXAS 75206

214-522-4925

FAX 214-346-0310

RGBLAIR@SWBELL.NET

January 28, 2016

Dorchester Minerals, L.P.

3838 Oak Lawn Avenue, Suite 300

Dallas, Texas 75219-4541

Gentlemen:

Calhoun, Blair & Associates does hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-124544) of Dorchester Minerals, L.P. of our estimated reserves included in this Annual Report on Form 10-K including, without limitation, Exhibit 99.1, and to all references to our firm included in this Annual Report.

/s/ Robert G. Blair, P.E.
Calhoun, Blair & Associates
Licensed Professional Engineer
State of Texas #68057